UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2011

DIGITAL ANGEL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 15, 2011, Signature Industries Limited (“Signature”) our UK subsidiary, closed on the sale of certain assets of its U.K.-based SARBE business unit (“SARBE”) to McMurdo Limited (“McMurdo”), a subsidiary of the France-based Orolia Group (“Orolia”), as previously disclosed in the Current Report on Form 8-K filed with the SEC on June 6, 2011  (“the SARBE Purchase Agreement”). In this transaction, as previously disclosed, Signature retained the PELS (Personal Emergency Locator System) contract with the UK Ministry of Defence and sold certain SARBE assets including inventory, equipment, benefits of business contracts and intellectual property. However, Signature retained its accounts receivable and McMurdo did not assume accounts payable as previously anticipated. The purchase price of the transaction was approximately £1.5 million in cash (approximately $2.4 million at current exchange rates).

The foregoing descriptions of the transaction and transaction documents do not purport to be complete and are qualified in their entirety by reference to the complete text of the SARBE Purchase Agreement, the transitional services agreement, the management services agreement and other ancillary transaction documents. The company intends to file the agreement as an exhibit in a subsequent filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: June 21, 2011	By:	/s/ Jason G. Prescott
	Name: Title:	Jason G. Prescott Chief Financial Officer